Exhibit 99.2

Aeva Technologies, Inc. Announces Pricing of Follow-On Offering

MOUNTAIN VIEW, Calif., June 3, 2026 – Aeva Technologies, Inc. (“Aeva” or the “Company”, Nasdaq: AEVA), a leader in next-generation sensing and perception systems, today announced the pricing of its follow-on public offering of 4,494,382 shares of its common stock, at a price to the public of $22.25 per share. Closing of the offering is expected to occur on June 5, 2026, subject to customary closing conditions. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 674,157 shares of its common stock at the public offering price, less the underwriting discounts and commissions. The Company expects to use the net proceeds from the offering for general corporate purposes, including to meet the accelerating commercial interest in AI infrastructure and Co-Packaged Optics (CPO) in addition to the growing demand for existing applications.

Morgan Stanley, Goldman Sachs & Co. LLC and Oppenheimer & Co. are acting as book-running managers for the offering.

The securities described above are being offered pursuant to an automatically effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2026. A preliminary prospectus supplement and accompanying prospectus and the final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email to: prospectus@morganstanley.com, Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by email to: prospectus-ny@ny.email.gs.com or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, telephone: 212-667-8055, or by email to: EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aeva Technologies, Inc.

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving, manufacturing automation and smart infrastructure, to robotics and consumer devices. Aeva is accelerating autonomy with its groundbreaking perception platform that integrates lidar-on-chip technology, system-on-chip processing, and perception algorithms onto silicon leveraging silicon photonics. Aeva 4D LiDAR sensors uniquely detect velocity and position simultaneously, allowing automated devices like vehicles and robots to make more intelligent and safe decisions.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Eve, Aeva Omni, Aeva CityOS, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward-Looking Statements

Except for historical information, certain statements in this press release, including statements regarding the completion of the offering are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risks, uncertainties and assumptions about Aeva and its business, including, without limitation, the satisfaction of the closing conditions related to the offering, and the expected use of net proceeds from the offering. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Any forward-looking statements are based on Aeva’s current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Aeva makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Aeva’s business in general, please refer to the “Risk Factors” section in the preliminary prospectus supplement and in Aeva’s Annual Report on Form 10-K filed with the SEC on March 20, 2026.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Investors:

Andrew Fung

investors@aeva.ai

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